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Wendy’s Overview
David Karam
President

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Strengthening our Foundation
Exceptional Customer Experience… Every Day, Every Restaurant
— Improved operations
— Expanded margins
— Exceptional product pipeline
— Relevant marketing
— Increased ad awareness
— Effective performance measures

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Performance vs. Competition
Contributing Factors - 2003 to 2008
— Product quality
— Value transactions
— Advertising

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Core Products

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Value Products

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— Variety
— Consistency
— Signature
 Products

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Inconsistent Advertising 2003-2008
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agencies
campaigns
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2008-2010

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2008				2009				2010
Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
-0.2	1.1	0.2	3.7	1.0	-0.4	-0.1	-3.0	0.8	-1.7	-1.7
2.9	3.4	4.7	5.0	4.7	3.5	2.5	0.1	1.5	3.7	5.3
5.4	5.5	3.0	1.9	1.6	-4.5	-4.6	-3.3	-6.1	-1.5	-4.2
3.9	3.8	0.5	2.1	-5.1	-6.1	-5.2	-8.7	-6.1	-7.4	-5.0
-0.1	-0.4	-0.8	1.7	0.4	-1.0	-6.0	-11.1	-8.6	-9.4	-4.0
3.2	-0.4	-0.6	-3.6	-3.6	-5.4	-4.5	-6.5	-13.2	-6.0	-6.4
Quarterly SSS Trends - Hamburger Chain
% Change
Wendy’s Underperformed
Wendy’s Outperformed
Source: Company Reports

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Strengthening Our Foundation
— Understand our core customers
— Instill management philosophy across
 entire system
— Develop critical performance metrics and
 align field and corporate management to them

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authentic
believable
aspirational
defendable

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franchisee support
food safety
innovation
restaurant profitability
operations
employee engagement
facilities
value
communications
menu development

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validates strategies
fosters innovation
signals success or failure
identifies best practices

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key to building customer loyalty
“execution is a strategy”
systematic and sustaining

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EXCEPTIONAL
CUSTOMER
EXPERIENCE

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service initiatives

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people initiatives

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people initiatives

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Large Hamburger Unit Gains
4 Week Base
1st Media Flight
2nd Media Flight
Dave’s Hot n’ Juicy Cheeseburgers

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more than price…
 but price is critical

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+
creative

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Wendy's
OLD FASHIONED HAMBURGERS


NATURAL-CUT


STRENGTHENING OUR FOUNDATION

Wendy's


QUALITY IS OUR RECIPE
Wendy's




QUALITY IS

Business Health Analysis

Wendy's


HIGH QUALITY • MADE TO ORDER
















Wendy's

Every Day Value Menu


MY
99¢
Wendy's
HAMBURGERS
NATURAL-CUT


ICONIC SPOKESMAN
Dave Thomas
Dave Thomas
Founder of Wendy's

Wendy's

We've made progress.


McDonald's
BURGER KING
SONIC


STRENGTHENING OUR FOUNDATION
MY 99¢

Wendy's

Management Principles

MANAGEMENT PRINCIPLES

BRAND VISION

CRITICAL SUCCESS FACTORS

KEY PERFORMANCE MEASURES

HEIGHTENED EXECUTION

BRAND VISION

BRAND VISION

The Real Choice In Fast Food

MANAGEMENT PRINCIPLES

BRAND VISION







Real



MY 99¢

You know when it's real.

CRITICAL SUCCESS FACTORS

KEY PERFORMANCE MEASURES

HEIGHTENED EXECUTION

Activating Our Brand Position

ACTIVATING BRAND POSITION


COMMUNICATIONS
OPERATIONS
MENU
VALUE
IMAGE

ACTIVATING BRAND POSITION

OPERATIONS





OPERATIONS



ACTIVATING BRAND POSITION

QUALITY IS OUR RECIPE ®

MENU

ACTIVATING BRAND POSITION




NATURAL-CUT
FRIES
with
Sea Salt

MENU

ACTIVATING BRAND POSITION


Dave's HOT 'N JUICY
CHEESEBURGERS
MENU

Test Market Averages
(vs base)



+27%



+36%



FRESH MADE BREAKFAST


Wendy's
PREMIUM BLEND ICED COFFEE
PREMIUM
BLEND
Wendy's



MENU

ACTIVATING BRAND POSITION

IMAGE







ACTIVATING BRAND POSITION

IMAGE


Wendy's
Wendy's
99¢
Breakfast Values
WAKE UP!

ACTIVATING BRAND POSITION

MY 99¢


Wendy's
NATURAL-CUT

VALUE

ACTIVATING BRAND POSITION

COMMUNICATIONS

message
+
media



You know when it's real.
TRY OUR NEW PREMIUM SALADS
BLT COBB
BAJA
SPICY CHICKEN CAESAR
APPLE PECAN CHICKEN



NEW
APPLEWOOD SMOKED BACON
ASIAGO RANCH CHICKEN CLUB
available in Homestyle, Grilled, and Spicy.



NEW
NATURAL-CUT SEA SALT FRIES



Wendy's
HIGH SCHOOL
HEISMAN
SCHOLARSHIP
ATHLETICS
CITIZENSHIP

DAVE THOMAS FOUNDATION FOR ADOPTION®


EXCEPTIONAL CUSTOMER EXPERIENCE
Wendy's
Wendy's
MY 99¢